UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): May 7, 2008

ARC Wireless Solutions, Inc. (Exact name of registrant as specified in its charter) Utah (State or Other Jurisdiction of Incorporation)

000-18122	87-0454148
(Commission File Number)	(IRS Employer Identification Number)

10601 West 48th Avenue Wheat Ridge, Colorado 80033 (Address of principal executive offices including zip code) (303) 421-4063 (Registrant’s telephone number, including area code)

N/A (Former address, if changed since last report)

Item 1.01.   Entry into a Material Definitive Agreement.

     On May 7, 2008 the Company renewed its $1.5 million revolving line of credit agreement (the "Credit Facility") with Citywide Banks that was originally entered into on May 10, 2005. The Credit Facility matures on May 1, 2009, is interest bearing at 1.5% over prime, contains covenants to maintain certain financial statement ratios and is collateralized by essentially all of the assets of ARC Wireless Solutions, Inc ("ARC") and its wholly owned subsidiary Starworks Wireless Inc.("Starworks"). The borrowing base will be based on a percentage of trade accounts receivable and inventory for ARC and Starworks combined.

Item 9. 01. Financial Statement and Exhibits

Exhibit No. 10.01	Description Loan Agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC WIRELESS SOLUTIONS, INC.

Date: May 8, 2008	By: /s/ Monty R. Lamirato
Monty R. Lamirato, Chief Financial Officer